Exhibit 10.5

SECOND AMENDMENT TO GUARANTOR SECURITY AGREEMENT

This SECOND AMENDMENT TO GUARANTOR SECURITY AGREEMENT (the “Amendment”) is dated effective as of January __, 2024 (the “Amendment Effective Date”), by and among American BriVision Corporation, a Delaware corporation (“American BriVision”), BioKey, Inc., a California corporation (“BioKey”), BioLite Holding, Inc., a Nevada corporation (“BioLite”), BioLite BVI, Inc., a British Virgin Islands corporation (“BioLite BVI, and, collectively with American BriVision, BioKey and BioLite, the “Companies”, and each, individually, a “Company”) and Lind Global Fund II LP (“Lind” and together with the Companies, the “Parties”).

RECITALS

WHEREAS, the Companies and Lind entered into and executed that certain Guarantor Security Agreement, dated as of February 23, 2023, and as amended on November 17, 2023 (the “First Amendment to Guarantor Security Agreement”) (such Guarantor Security Agreement, together with all amendments, modifications, substitutions, or replacements thereof, collectively referred to as the “Security Agreement”), pursuant to which each Company granted a security interest in its assets to secure the obligations of each Company in respect of that certain Promissory Note in the principal amount of $3,704,167 (the “Original Note”), issued by ABVC BioPharma, Inc., a Nevada corporation (the “Parent”) to Lind pursuant to the terms of that certain Securities Purchase Agreement, dated as of February 23, 2023 (the “February 2023 Purchase Agreement”); and

WHEREAS, in connection with the First Amendment to Guarantor Security Agreement, the Company issued to Lind and Lind accepted an additional Promissory Note dated November 17, 2023 in a principal amount of up to $1,200,000 (the “November 2023 Note”) pursuant to a securities purchase agreement, dated November 17, 2023 (the “November 2023 Purchase Agreement”); and

WHEREAS, the Parent wishes to issue to Lind and Lind wishes to accept an additional Promissory Note in a principal amount of up to $1,000,000 (the “New Note”) and the Parent and Lind wish to enter into a securities purchase agreement, dated as of the date hereof (the “New Purchase Agreement”) to provide for the issuance of the New Note thereunder;

WHEREAS, in connection with the issuance of the New Note, the Parties have agreed to amend the Security Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Security Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Security Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Security Agreement. The Security Agreement is hereby amended by deleting the definition of “Obligations” in Section 1 thereof and replacing it with the following:

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Parent or any Guarantor (including, without limitation, any Company) to the Secured Party in any currency, under, in connection with or pursuant to the any Transaction Document (including, without limitation, this Agreement), the New Purchase Agreement, the New Note, the February 2023 Purchase Agreement, the February 2023 Note, the November 2023 Purchase Agreement, the November 2023 Note and any other Transaction Document which are owed to Secured Party and whether incurred by the Parent or any Guarantor (including, without limitation, any Company) alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of the Secured Party in connection with any Transaction Document (including this Agreement), the New Purchase Agreement, the New Note, the February 2023 Purchase Agreement, the February 2023 Note, the November 2023 Purchase Agreement, the November 2023 Note and any other Transaction Document which are owed to Secured Party or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Transaction Document, the New Purchase Agreement, the New Note, the February 2023 Purchase Agreement, the February 2023 Note, the November 2023 Purchase Agreement, the November 2023 Note and any other Transaction Document which are owed to Secured Party.

5. No Waiver. Neither this Amendment, nor shall Lind’s agreement to accept the New Note, be deemed or construed in any manner as a waiver by Lind of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by any Company under the February 2023 Note, the February 2023 Purchase Agreement, the November 2023 Note, the November 2023 Purchase Agreement any other Transaction Documents (as defined in the February 2023 Purchase Agreement), or any of Holder’s rights or remedies in connection therewith.

6. Not a Novation. This Amendment is a modification of the Security Agreement only and not a novation.

7. Effect on Agreement and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Security Agreement and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

LIND GLOBAL FUND II LP

By:
Name:
Title:

AMERICAN BRIVISION CORPORATION

By:
Name:
Title:	Chief Executive Officer

BIOKEY, INC.

By:
Name:
Title:	Chief Executive Officer

BIOLITE HOLDING, INC.

By:
Name:
Title:	Chief Executive Officer

BIOLITE BVI, INC.

By:
Name:
Title:	Chief Executive Officer

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